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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-57376 and 333-41854 of Duke Energy Field Services, LLC on Form S-3 of our report dated March 2, 2001, appearing in this Annual Report on Form 10-K of Duke Energy Field Services, LLC for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Denver, Colorado
March 30, 2001